                                                                   EXHIBIT 4.18


                          REGISTRATION RIGHTS AGREEMENT


        This Registration Rights Agreement (this "Agreement") is made and entered into as of February 25, 2002, by and among SmartGate Inc., a Nevada corporation (the "Company" or "SmartGate") and the persons and entities set forth on Exhibit "A" (individually a "Purchaser" and collectively, the "Purchasers").

        1.     Securities Laws Representations and Covenants of Purchaser.


        The registration rights granted pursuant to Sections 2.2 and 2.3 of this Agreement shall have no force or effect until such time as the Company has otherwise become obligated to file periodic or other reports pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act").

        2.     Registration Rights.


               2.1 Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

                       (a) "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

                       (b) "Common Stock" shall mean the common stock, $.001 par value, of the Company.

                       (c) "Form S1", "Form SB-1", "Form S-2", "Form SB-2" and "Form S-3" shall mean Form S-1, Form SB-1, Form S-2, Form SB-2 or
Form S-3, respectively, promulgated by the Commission or any substantially similar or successor form then in effect.

                               (c)(i) "Merger Agreement" shall mean that
certain Agreement of Merger and Plan of Reorganization by and among SmartGate, SmartGate/RadioMetrix Acquisition Corp., and Radio Metrix Inc. ("RadioMetrix") dated as of February 25, 2002.

                       (d) "Purchaser" or "Purchasers" shall mean the persons and entities listed on Exhibit "A" and their assigns and successors in interest.

                       The terms "Register," "Registered" and "Registration" refer to a registration effected by preparing and filing a Registration Statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such Registration Statement.

                       (e) "Registrable Securities" shall mean the Shares until such time as such shares become eligible for sale under subparagraph (k) of Rule 144 or any successor thereto.

                       (f) "Registration Expenses" shall mean all expenses incurred by the Company in complying with Section 2, including, without limitation, all federal and state registration, qualification and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such Registration and the reasonable fees and disbursements of counsel for the Selling Shareholders, as selling shareholders.

                       (g) "Registration Statement" shall mean Form S-1, Form SB-1, Form S-2, Form SB-2 or Form S-3, whichever is applicable.

                       (h) "Restriction Termination Date" shall mean, with respect to any Registrable Securities, the earliest of (i) the date that such Registrable Securities shall have been Registered and sold or otherwise disposed of in accordance with the intended method of distribution by the seller or sellers thereof set forth in the Registration Statement covering such securities or transferred in compliance with Rule 144, and (ii) the date that an opinion of counsel to the Company containing reasonable assumptions (which opinion shall be subject to the reasonable approval of counsel to any affected Purchaser) shall have been rendered to the effect that any restrictive legend placed upon the Registrable Securities under the Securities Act can be properly removed and such legend shall have been removed.

                       (i) "Rule 144" shall mean Rule 144 promulgated by the Commission pursuant to the Securities Act and any successor rules thereto.

                       (j) "Purchasers" shall mean, collectively, the Purchasers, their assignees and transferees, and individually, a Purchaser and any transferee or assignee of such Purchaser.

                       (k) "Securities Act" shall mean the Securities Act of 1933, as amended.
                       (l) "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to this Agreement.

                       (m) "Selling Shareholders" shall mean a holder of Registrable Securities who requests Registration under Section 2 herein and whose Shares are sold under a Registration Statement.

                       (n) "Shares" shall mean the Common Stock issued or to be issued to the Purchasers pursuant to the Merger Agreement or any closing document or agreement thereunder including, but not limited to the Quarterly Revenue Based Payment Agreement and the Promissory Notes.

                       (o) "Super Majority of the Purchasers" shall mean 75% of the shares of Common Stock issued pursuant to the Merger Agreement.

               2.2 Required Registration. On two occasions, upon the demand of a Super Majority of the Purchasers for the Company to effect the Registration of Registrable Securities, the Company shall effect such Registration; provided however, that the Company shall not be obligated to effect any Registration except in accordance with the following provisions:

                       (a) The Company shall not be obligated to file and cause to become effective more than two (2) registration statements in which Registrable Securities are Registered pursuant to this Section 2.2.

                       (b) Notwithstanding the foregoing, the Company may include in each such Registration requested pursuant to this Section 2.2 any authorized but unissued shares of Common Stock (or authorized treasury shares) for sale by the Company or any issued and outstanding shares of Common Stock for sale by others, provided however, that, if the number of shares of Common Stock so included pursuant to this clause (b) exceeds the number of Registrable Securities requested by the Super Majority of Purchasers demanding such Registration, then such Registration shall be deemed to be a Registration in accordance with and pursuant to Section 2.3; and provided further however that the inclusion of such previously authorized but unissued shares of Common Stock by the Company or issued and outstanding shares of Common Stock by others in such Registration shall not prevent the Super Majority of Purchasers demanding such Registration from registering the entire number of Registrable Securities requested by them.

                       (c) The Company shall not be required to file a registration statement pursuant to this Section 2: (i) within six (6) months after any other registration by the Company (other than under "Excluded Forms," as defined in Section 2.3 (a) below) or (ii) for six (6) months after the demand for registration under this Section 2.2 if the Company is then engaged in negotiations regarding a material transaction which has not otherwise been publicly disclosed, or such shorter period ending on the date, whichever first occurs, that such transaction is publicly disclosed, abandoned or consummated.

               2.3     Piggyback Registration

                       (a) For so long as Purchasers hold Registrable Securities, each time that the Company proposes to Register a public offering solely of its Common Stock (not including an offering of Common stock issuable upon conversion or exercise of other securities), other than pursuant to a Registration Statement on Form S-4 or Form S-8 or similar or successor forms (collectively, "Excluded Forms"), the Company shall promptly give written notice of such proposed Registration to the Purchasers, which shall offer such Purchasers the right to request inclusion of any Registrable Securities in the proposed Registration.

                       (b) Each Purchaser shall have ten (10) days or such longer period as shall be set forth in the notice from the receipt of such notice to deliver to the Company a written request specifying the number of shares of Registrable Securities such Purchaser intends to sell and the Purchaser's intended plan of disposition.

                       (c) In the event that the proposed Registration by the Company is, in whole or in part, an underwritten public offering of securities of the Company, any request under Section 2.3 (b) may specify that the Registrable Securities be included in the underwriting on the same terms and conditions as the shares of Common Stock, if any, otherwise being sold through underwriters under such Registration.

                       (d)    Upon receipt of a written request pursuant to
Section 2.3 (b), the Company shall promptly use its best efforts to cause all such Registrable Securities to be Registered, to the extent required to permit sale or disposition as set forth in the written request.

                       (e) Notwithstanding the foregoing, if the managing underwriter of an underwritten public offering, determines and advises in writing that the inclusion of all Registrable Securities proposed to be included in the underwritten public offering, together with any other issued and outstanding shares of Common Stock proposed to be included therein by holders other than the holders of Registrable Securities (such other shares hereinafter collectively referred to as the "Other Shares"), would interfere with the successful marketing of the securities proposed to be included in the underwritten public offering, then the number of such shares to be included in such underwritten public offering shall be reduced, and shares shall be excluded from such underwritten public offering in a number deemed necessary by such managing underwriter, first by excluding shares held by the directors, officers, employees and founders of the Company who are not Purchasers, and then, to the extent necessary, by excluding Registrable Securities participating in such underwritten public offering, pro rata based on the number of shares of Registrable Securities each such non-Purchaser holder proposed to include.

                       (f) All Shares that are not included in the underwritten public offering shall be withheld from the market by the holders thereof for a period, not to exceed 12 months following a public offering, that the managing underwriter reasonably determines as necessary in order to effect the underwritten public offering. The holders of such Shares shall execute such documentation as the managing underwriter reasonably requests to evidence this lock-up.

               2.4 Preparation and Filing. If and whenever the Company is under an obligation pursuant to the provisions of this Section 2 to use its best efforts to effect the Registration of any Registrable Securities, the Company shall, as expeditiously as practicable:

                       (a) prepare and file with the Commission a Registration Statement with respect to such Registrable Securities and use its best efforts to cause such Registration Statement to become and remain effective in accordance with Section 2.4( b) hereof, keeping each Selling Shareholder advised as to the initiation, progress and completion of the Registration;

                       (b) prepare and file with the Commission such amendments and supplements to such Registration Statements-and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for nine months and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Securities covered by such registration statement;

                       (c) furnish to each Selling Shareholder such number of copies of any summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such Selling Shareholder may reasonably request in order to facilitate the public sale or other disposition of such Registrable Securities;

                       (d) use its best efforts to register or qualify the Registrable Securities covered by such registration statement under the securities or blue sky laws of such jurisdictions as each Selling Shareholder shall reasonably request and do any and all other acts or things which may be necessary or advisable to enable such holder to consummate the public sale or other disposition in such jurisdictions of such Registrable Securities; provided however, that the Company shall not be required to consent to general service of process, qualify to do business as a foreign corporation where it would not be otherwise required to qualify or submit to liability for state or local taxes where it is not liable for such taxes; and

                       (e) at any time when a prospectus covered by such Registration Statement is required to be delivered under the Securities Act within the appropriate period mentioned in Section 2.3 (b) hereof, notify each Selling Shareholder of the happening of any event as a result of which the prospectus included in such Registration, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and, at the request of such seller, prepare, file and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein not misleading in the light of the circumstances then existing.

               2.5 Expenses. The Company shall pay all Registration Expenses incurred by the Company in complying with this Section 2; provided however that all underwriting discounts and selling commissions applicable to the Registrable Securities covered by registrations effected pursuant to section 2.2 hereof shall be borne by the seller or sellers thereof, in proportion to the number of Registrable Securities sold by such seller or sellers.

               2.6 Information Furnished by Purchaser. It shall be a condition precedent to the Company's obligations under this Agreement as to any Selling Shareholder that each Selling Shareholder furnish to the Company in writing such information regarding such Selling Shareholder and the distribution proposed by such Selling Shareholder as the Company may reasonably request.

               2.7     Indemnification.


                       2.7.1 Company's Indemnification of Purchasers. The Company shall indemnify each Selling Shareholder, each of its officers, directors and constituent partners, trustees, and each person controlling such Selling Shareholder, and each underwriter thereof, if any, and each of its officers, directors, constituent partners, trustees, and each person who controls such underwriter, against all claims, losses, damages or liabilities (or actions in respect thereof) suffered or incurred by any of them, to the extent such claims, losses, damages or liabilities arise out of or are based upon any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus or any related Registration Statement incident to any such Registration, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to actions or inaction required of the Company in connection with any such Registration; and the Company will reimburse each such Selling Shareholder, each such underwriter, each of their officers, directors and constituent partners, trustees, and each person who controls any such Selling Shareholder or underwriter, for any legal and any other expenses as reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided however, that the indemnity contained in this
Section 2.7.1 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if settlement is effected without the consent of the Company (which consent shall not unreasonably be withheld); and provided however, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based upon any untrue statement or omission based upon written information furnished to the Company by such Selling Shareholder, underwriter, controlling person or other indemnified person and stated to be for use in connection with the offering of securities of the Company.

                       2.7.2 Selling Shareholder's Indemnification of Company. Each Selling Shareholder shall indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's Registrable Securities covered by a Registration Statement, each person who controls the Company or such underwriter within the meaning of the Securities Act, and each other Selling Shareholder, each of its officers, directors and constituent partners, trustees, and each person controlling such other Selling Shareholder, against all claims, losses, damages and liabilities (or actions in respect thereof) suffered or incurred by any of them and arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in such Registration Statement or related prospectus, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by such Selling Shareholder of any rule or regulation promulgated under the Securities Act applicable to such Selling Shareholder and relating to actions or inaction required of such Selling Shareholder in connection with the Registration of the Registrable Securities pursuant to such Registration Statement; and will reimburse the Company, such other Selling Shareholders, such directors, officers, partners, persons, underwriters ` and controlling persons for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; such indemnification and reimbursement shall be to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement or prospectus in reliance upon and in conformity with written information furnished to the Company by such Selling Shareholder and stated to be specifically for use in connection with the offering of Registrable Securities. Anything in the foregoing to the contrary notwithstanding, in no event shall the aggregate obligations of a Selling Shareholder under this Section 2.7.2 to all parties that may be entitled to indemnification hereunder exceed the amount of proceeds received by such Selling Shareholder in connection with such offering of Registrable Securities.

                       2.7.3 Indemnification Procedure. Promptly after receipt by an indemnified party under this Section 2.7 of notice of the commencement of any action which may give rise to a claim for indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 2.7, notify the indemnifying party in writing of the commencement thereof and generally summarize such action. The indemnifying party shall have the right to participate in and to assume the defense of such claim, and shall be entitled to select counsel for the defense of such claim with the approval of any parties entitled to indemnification, which approval shall not be unreasonably withheld. Notwithstanding the foregoing, the parties entitled to indemnification shall have the, right to employ, separate counsel (reasonably satisfactory to the indemnifying party) to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified parties unless the named parties to such action or proceedings include both the indemnifying party and the indemnified parties and the indemnifying party or such indemnified parties shall have been advised by counsel that there are one or more legal defenses available to the indemnified parties which are different from or additional to those available to the indemnifying party (in which case, if the indemnified parties notify the indemnifying party in writing that they elect to employ separate counsel at the reasonable expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action or proceeding on behalf of the indemnified parties, it being understood, however, that the indemnifying party shall not, in connection with any such action or proceeding or separate or substantially similar or related action or proceeding in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate counsel at any time for all indemnified parties, which counsel shall be designated in writing by the holders of a majority of the Registrable Securities).

                       2.7.4 Contribution. If the indemnification provided for in this Section 2.7 from an indemnifying party is unavailable to an indemnified party hereunder in respect to any losses, claims, damages, liabilities or expenses referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the statements or omissions which result in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or indemnified party and the parties' relative intent, knowledge, access to information supplied by such indemnifying party or indemnified party and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action, suit, proceeding or claim.

               3.      Covenants of the Company. The Company agrees to:


                       (a) Notify the holders of Registrable Securities included in a Registration Statement of the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible time.

                       (b) If the Common Stock is then listed on a national securities exchange, use its best efforts to cause the Registrable Securities to be listed on such exchange. If the Common Stock is not then listed on a national securities exchange, use its best efforts to facilitate the reporting of the Registrable Securities on NASDAQ or AMEX.

                       (c) Take all other reasonable actions necessary to expedite and facilitate disposition of the Registrable Securities by the holders thereof pursuant to the Registration Statement.

                       (d) With a view to making available to the holders of Registrable Securities the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the Commission that may at any time permit the Purchasers to sell securities of the Company to the public without registration, the Company, after it has become obligated to file periodic or other reports pursuant to Section 13 of the 1934 Act agrees to:

                               (i)    make and keep public information
available, as those terms are understood and defined in Rule 144, at all times after 90 days after the effective date of the first Registration Statement filed by the Company for the offering of its securities to the general public;

                               (ii)   file with the Commission in a timely
manner all reports and other documents required of the Company under the Securities Act and the Securities and Exchange Act of 1934 (the "1934 Act"); and

                               (iii)  furnish to each holder of Shares, so long
as such holder of Shares owns any Shares, forthwith upon written request: (a) a written statement by the Company that it has complied with the reporting requirements of Rule 1 44 (at any time after 90 days after the effective date of the first registration statement filed by the Company), the Securities Act and the 1934 Act (at any time after it has become subject to such reporting requirements), (b) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (c) such other information as may be reasonably requested and as is publicly available in availing the holders of Shares of any rule or regulation of the Commission which permits the selling of any such securities without registration.

                       (e) Prior to the filing of the Registration Statement or any amendment thereto (whether pre-effective or post-effective), and prior to the filing of any prospectus or prospectus supplement related thereto, the Company will provide each Selling Shareholder with copies of all pages thereto, if any, which reference such Selling Shareholder.

               4.      Acknowledgment of Present and Future Conflicts of
Interest.

                       a. SmartGate has been fully advised of the conflicts of interest of the Purchasers and Duffey & Dolan, P.A. (collectively, the "Conflicted Parties"). SmartGate has had full access to all books, records and other documents of RadioMetrix and to ask questions of RadioMetrix' officers and directors. SmartGate appointed an Independent Committee of its Board of Directors (the "Independent Committee of Directors"), and has vested said Independent Committee of Directors with full and complete authority to negotiate, perform due diligence and, in its sole discretion, to enter into and close this Agreement and the Merger Agreement. The conflicts of interest of the Conflicted Parties were expressly waived by the independent Committee of Directors. Further, the Independent Committee of Directors hereby waives: (i) any defense to the future enforceability or validity of this Agreement arising out of or relating to the conflicts of interest of the Conflicted Parties; and
(ii) any claim or cause of action which may be brought by SmartGate against the Conflicted Parties based upon or related to the conflicts of interest.

                       b. Following the Effective Time of the Merger Agreement, SmartGate shall conduct its business, including all aspects relating to the commercialization, development, product introduction, product marketing and the establishment of product and licensing pricing of the RadioMetrix Technology in a fashion deemed by the Board of Directors to be in the best interest of SmartGate and its stockholders without regard to the interests of the Purchasers or with regard to the Merger Consideration and Additional Merger Consideration issued under the Merger Agreement. The Purchasers hereby acknowledge the absolute discretion of SmartGate and its Independent Committee of Directors to make any and all decisions regarding the manner in which the RadioMetrix Technology shall be commercialized and hereby waive any right to object thereto. In the event that the Board of Directors identifies any matter before the Board or SmartGate which involves a conflict of interest between SmartGate and the Purchasers, the decision or matters relating to or affected by said conflict of interest shall be exclusively and solely resolved by an Independent Committee of Directors appointed by the Board of Directors. Such Independent Committee of Directors shall have full access to independent legal counsel and independent advisors, including financial advisors. In all such matters, including matters relating to the creation of an Independent Committee of Directors or the determination of whether a conflict of interest may be involved, Purchasers who are directors or officers of SmartGate shall abstain. Any determination as to whether a conflict of interest exists shall be determined by the Independent Members of the Board of Directors with all interested or conflicted Directors abstaining.

        5. Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be exclusively settled by binding arbitration before the American Arbitration Association situated in Tampa, Florida before a panel of three (3) arbitrators. All aspects of the arbitration shall be governed by the rules then in effect of the American Arbitration Association. Arbitration shall be the sole and exclusive manner for resolving all disputes hereunder. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. Each party shall pay its respective share of the fees, costs and expenses billed by the American Arbitration Association and the arbitrators, and the prevailing party shall recover from the non-prevailing party all of the prevailing party's costs, expenses and fees it incurred in connection with the arbitration, including reasonable attorneys' fees.

        6.     Assignment.

               a. SmartGate shall not assign this Agreement without first obtaining the written permission of the Super Majority of the Purchasers.

               b. Any one or all of the Purchasers may assign this Agreement without the permission of SmartGate.

        7. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via telecopy to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

               (a)     If to SmartGate:

               To:     Independent Committee of Directors
                       SmartGate Inc.
                       4400 Independence Court
                       Sarasota, Florida 34234
                       Attention: Independent Committee Member, Edmund C. King
                       Fax:  (941) 355-9373

                       Copy to:
                               Spitzer & Feldman, P.C.
                               405 Park Avenue
                               New York, NY 10022
                               Attention: Steven A. Sanders
                               Fax:   (212) 838-7472

                       (b)     If to Purchasers:

                       To:     The addresses set forth on Exhibit "A".

               8. Rules of Construction. The provisions of Section 8 of the Indemnity Agreement to which this Agreement is attached as Exhibit "B" are incorporated herein by this reference and made an integral part hereof.

               9. Miscellaneous. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida. This Agreement may be executed by the parties hereto in separate counterparts, each of which, when so executed and delivered, shall be an original but all counterparts shall together constitute one and the same instrument. Facsimile signatures to this Agreement are permitted and shall be deemed the same as the original signature of the signing party for all purposes.

               IN WITNESS WHEREOF, the Company has executed this Agreement by its duly authorized officer and the Purchasers have executed this Agreement as of the date first above written.

SmartGate Inc.
a Nevada Corporation

                                                   /S/ STEPHEN A. MICHAEL
                                                   -----------------------------
                                                   Stephen A. Michael

/S/ EDMUND C. KING
----------------------------                       Spencer Charles Duffey
By:                                                Irrevocable Trust u/a/d
Its: Chief Financial Officer                       July 29, 1998


                                                   /S/ WILLIAM W. DOLAN, Trustee
                                                   -----------------------------
                                                   William W. Dolan, Trustee
                                                   Elizabeth Rosemary Duffey
                                                   Irrevocable Trust u/a/d
                                                   July 29, 1998


                                                   /S/ WILLIAM W. DOLAN, Trustee
                                                   -----------------------------
                                                   William W. Dolan, Trustee

                                                   /S/ ROBERT T. ROTH
                                                   -----------------------------
                                                   Robert T. Roth

                                                   /S/ WILLIAM W. DOLAN
                                                   -----------------------------
                                                   William W. Dolan

                                  EXHIBIT "A"





        PURCHASERS


        Stephen A. Michael
        416 Burns Court
        Sarasota, Florida 34236


        Spencer Charles Duffey Irrevocable
        Trust u/a/d July 29, 1998
        c/o William W. Dolan, Trustee
        416 Burns Court
        Sarasota, Florida 34236


        Elizabeth Rosemary Duffey Irrevocable
        Trust u/a/d July 29, 1998
        c/o William W. Dolan, Trustee
        416 Burns Court
        Sarasota, Florida 34236


        Robert T. Roth
        6008 Bay Valley Court
        Orlando, Florida 32819


        William W. Dolan
        416 Burns Court
        Sarasota, Florida 34236